EXHIBIT 7

                              REPORT OF CONDITION

             Consolidating domestic and foreign subsidiaries of the First Union National Bank, Charlotte, North Carolina, at the close of business on June 30,2000 published in response to call made by Comptroller of the Currency, under title 12, United States Code,
             Section 161. Charter Number 22693 Comptroller of the Currency.
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                    STATEMENT OF RESOURCES AND LIABILITIES

                                    ASSETS

                                                                          THOUSAND OF DOLLARS
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             Cash and balance due from depository institutions:
               Noninterest-bearing balances and currency and coin........           8,589,000
               Interest-bearing balances.................................           1,556,000
             Securities..................................................           /////////
               Hold-to-maturity securities...............................           1,602,000
               Available-for-sale securities.............................          51,963,000
             Federal funds sold and securities purchases to resell......            4,657,000
             Loans and lease financing receivables:
             Loan and leases, net of unearned income.....138,760,000
             LESS: Allowance for loan and lease losses.....2,010,000
             LESS: Allocated transfer risk reserve.................0
             Loans and leases, net of unearned income, allowance, and
             reserve.................................................             136,750,000
             Assets held in trading accounts.........................              11,417,000
             Premises and fixed assets (including capitalized leases)..             3,109,000
             Other real estate owned...................................                99,000
             Investment in unconsolidated subsidiaries and associated              //////////
             companies.................................................               253,000
             Customer's liability to this bank on acceptances outstanding.            839,000
             Intangible assets...........................................           3,085,000
             Other assets................................................          12,184,000
             Total assets...............................................          236,103,000

                                  LIABILITIES

             Deposits:
                  In domestic offices...................................          134,699,000
                    Noninterest-bearing.....................20,255,000
                    Interest-bearing.......................114,434,000
                  In foreign offices, Edge and Agreement subsidiaries,
                  and IBFs.............................................            12,861,000
                    Noninterest-bearing........................ 586,000
                    Interest-bearing.........................12,275,000
             Federal funds purchased and securities sold under agreements
             to repurchase .............................................           27,854,000
             Demand notes issued to the U.S. Treasury...................            4,286,000
             Trading liabilities........................................            6,718,000
             Other borrowed money:......................................            /////////
                  With original maturity of one year or less............           16,985,000
                  With original maturity of more than one year thru 3 yrs.          3,181.000
                  With a maturity of more than three years...............           1,838,000
             Not applicable .............................................            ////////
             Bank's liability on acceptances executed and outstanding.....            847,000
             Subordinated notes and debentures...........................           4,994,000
             Other liabilities............................................          5,787,000
             Total liabilities...........................................         221,060,000
             Not applicable..............................................         ///////////

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                                EQUITY CAPITAL

Perpetual preferred stock and related surplus................                         161,000
Common Stock.................................................                         455,000
Surplus......................................................                      13,306,000
Undivided profits and capital reserves.......................                       2,296,000
Net unrealized holding gains (losses) on available-for-sale                         /////////
 securities.................................................                       (1,170,000)
Cumulative foreign currency translation adjustments..........                          (5,000)
Total equity capital.........................................                      15,043,000
Total liabilities and equity capital........................                      236,103,000
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